UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: February 28, 2012

ANADARKO PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices including Zip Code)

(832) 636-1000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 28, 2012, the Board of Directors (the “Board”) of Anadarko Petroleum Corporation (the “Company”) elected and on February 29, 2012 announced the election of Mr. Charles W. (“Chip”) Goodyear as a member of the Board, effective as of March 1, 2012. Mr. Goodyear will become a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee at that time.

Mr. Goodyear, 54, was appointed CEO of BHP Billiton in 2003 and served in that role until 2007. He joined BHP Billiton in 1999 as its Chief Financial Officer. In 2001, Mr. Goodyear was appointed Chief Development Officer and joined the boards of BHP Billiton Limited and BHP Billiton Plc. From February 2009 until August 2009, Mr. Goodyear served as Chief Executive Designate at Temasek Holdings Ltd., an Asian investment company wholly owned by Singapore’s Ministry of Finance. Earlier in his career, Mr. Goodyear served as Vice President Corporate Finance of Freeport-McMoRan Inc. before being promoted to Executive Vice President and Chief Financial Officer focused on financing Freeport’s growing global mining portfolio. From 1983 to 1989, he served as a natural resources investment banker with Kidder, Peabody, where he focused on mergers and acquisitions. Mr. Goodyear is a Fellow of the Yale Corporation and holds a Bachelor of Science degree in geology and geophysics from Yale University and an MBA from the Wharton School of Finance at the University of Pennsylvania.

In connection with his election to the Board, Mr. Goodyear will receive $62,500 in value of deferred shares of the Company’s common stock, which are based on a pro rata amount of the value of the annual grant of $250,000 in deferred shares. Mr. Goodyear will also receive the standard Board and committee retainers and meeting fees, as well as other previously disclosed benefits, for non-management directors, plus expenses related to attendance, as well as the annual grants of deferred shares that are automatically awarded each year on the date of the Company’s annual shareholder meeting. The specific terms of these awards, as most recently approved by the Board’s Compensation and Benefits Committee, are described further in the Company’s annual proxy statement that was filed with the Securities and Exchange Commission on March 25, 2011. Mr. Goodyear will also enter into a director indemnification agreement with the Company, the form of which has been previously filed with the Securities and Exchange Commission.

There are no arrangements or understanding between Mr. Goodyear and any other person pursuant to which Mr. Goodyear was selected as a director. Mr. Goodyear does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Goodyear has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Also announced were the nominations of Richard L. (“Rick”) George and Eric D. Mullins as director candidates to be included in the Company’s 2012 proxy statement for election at its 2012 annual meeting of stockholders, on May 15, 2012.

Mr. George, 61, was appointed President and CEO of Suncor Energy Inc. in 1991, and will continue to serve as CEO of that company until his retirement in May 2012, before Anadarko’s annual meeting. Mr. George began his career with Sun Company, holding positions of increasing responsibility in the U.S. and U.K. that included project planning, production evaluation, exploration and production, culminating with experience in international oil as the managing director of Sun Oil Britain Limited. Mr. George has been highly recognized for his leadership and commitment to sustainable development. In 1999, he was named Canada’s “Outstanding CEO of the Year,” and received the Canadian Business Leader Award in 2000. In 2007, Mr. George was appointed an Officer of the Order of Canada for his leadership in the development of Canada’s natural resources sector and for his efforts to provide economic opportunities to aboriginal communities. In 2008, Mr. George was inducted into the Canadian Petroleum Hall of Fame and named Canadian Energy Person of the Year in 2011 by the Energy Council of Canada. Mr. George holds a Bachelor of Science degree in engineering from Colorado State University, a law degree from the University of Houston Law School and is a graduate of the Harvard Business School Program for Management Development.

Mr. Mullins, 49, is Managing Director and Co-CEO of Lime Rock Resources, a company that he co-founded in 2005. Lime Rock acquires and operates oil and natural gas properties in the United States and has more than $850 million of private capital under management. In addition, Mr. Mullins serves as Chairman and Co-CEO of LRE GP, LLC, which is the general partner of LRR Energy, L.P. (NYSE: LRE), a publicly traded master limited partnership that acquires, develops and operates oil and natural gas properties in North America. Prior to co-founding Lime Rock Resources, Mr. Mullins had a successful career as a Managing Director in the Investment Banking Division of Goldman

Sachs where he led numerous financing, structuring and strategic advisory transactions for public and private oil and natural gas exploration and production companies. Mr. Mullins is a member of the YMCA Retirement Fund Board of Trustees. He holds a Bachelor’s degree from Stanford University and an MBA from the Wharton School of the University of Pennsylvania.

If elected at the 2012 annual meeting of stockholders, Messrs. George and Mullins will receive the same compensation and benefits as other non-management directors, including $250,000 in value of deferred shares of the Company’s common stock. In addition, they will each enter into a director indemnification agreement with the Company, the form of which has been previously filed with the Securities and Exchange Commission.

There are no arrangements or understanding between Mr. George or Mr. Mullins and any other person pursuant to which Mr. George or Mullins was selected as directors. Neither Mr. George nor Mr. Mullins has any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. George or Mr. Mullins has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The press release announcing Mr. Goodyear’s election and the nominations of Messrs. George and Mullins as director candidates to be included in the Company’s 2012 proxy statement for election at the Company’s 2012 annual meeting of stockholders has been filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Anadarko Petroleum Corporation, dated February 29, 2012, regarding the election and nomination of new directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION (Registrant)

February 29, 2012	By:	/s/Robert K. Reeves
Robert K. Reeves
Senior Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Anadarko Petroleum Corporation, dated February 29, 2012 regarding the election and nomination of new directors.

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